UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2023

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A amends the Form 8-K filed by Harmony Biosciences Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2023 (the “Original 8-K”) which announced the promotion of Dr. Jeffrey M. Dayno to the position of President and Chief Executive Officer (“CEO”). At the time of the filing of the Original 8-K, the terms of Dr. Dayno’s incentive-based compensation for his service as President and CEO had not yet been determined. This Amendment No. 1 to the Original 8-K describes the additional incentive-based compensation provided to Dr. Dayno in connection with his promotion to the President and CEO position.

The other disclosures contained under Items 5.02, 7.01 and 9.01 of the Original 8-K are not amended hereby.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously announced that Dr. Dayno accepted his appointment as the President and CEO of the Company. Effective on May 26, 2023, the Company granted Dr. Dayno 125,000 options (the “Option”) pursuant to the Company’s amended 2020 Incentive Award Plan. The Option vests with respect to 50% of the underlying shares on May 25, 2025, with the remaining shares vesting in twenty-four equal monthly installments beginning on June 25, 2025, subject to Dr. Dayno’s continued service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: May 31, 2023	By:	/s/ Christian Ulrich
Christian Ulrich
SVP & General Counsel